FOR IMMEDIATE RELEASE	October 29, 2020

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER OF 2020
Third Quarter Summary(1)
•Net loss for the third quarter of $19.8 million, or a loss of $1.23 per diluted common share, driven by goodwill write-down of $31.5 million.
•Excluding goodwill write-down, core earnings(2) were stable at $11.7 million, or $0.73 per diluted common share.
•Mortgage banking revenues drove $1.3 million, or 16%, increase in noninterest income.
•Tax equivalent net interest margin(2) of 3.14% down from 3.38%.
•Average deposit balances increased $151.6 million, or 4%, while cost of average total deposits declined 13 basis points ("bps") to 49 bps.
•COVID-19 loan modifications declined 75% to $116.0 million, which represents 3% of loans held for investment, net of unearned income.
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq - MOFG) (“we”, “our”, or the "Company”) today reported a net loss for the third quarter of 2020 of $19.8 million, or a loss of $1.23 per diluted common share, compared to net income of $11.7 million, or $0.73 per diluted common share, for the second quarter of 2020 (the “linked quarter”). The decrease in net income in the third quarter was due primarily to a $31.5 million goodwill impairment charge. The goodwill impairment charge in the third quarter of 2020 reduced diluted earnings per common share by approximately $1.96.
Charles Funk, Chief Executive Officer of the Company, commented, “In March of this year, the COVID-19 pandemic caused a significant decline in stock market valuations. Subsequently, bank valuations, including our stock price, have generally not experienced a rebound similar to the broader markets. As a result, at September 30, 2020, we recorded a goodwill impairment charge as our estimated fair value was less than our book value on that date. This non-cash charge has no impact on our regulatory capital ratios, cash flows or liquidity position. Our underlying operations remain strong as the Company delivered a return on average tangible equity of 12.56%(2) and an efficiency ratio of 55.37%(2) in the third quarter of 2020. We also continued to build our allowance for credit losses ratio during the quarter to 1.82%(2), excluding PPP loans, while our level of non-performing assets declined from the linked second quarter."

1Third Quarter summary compares to the linked quarter unless noted.
2Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.                1

FINANCIAL HIGHLIGHTS	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
	(Dollars in thousands, except per share amounts)
Net interest income	$37,809	$38,712	$43,258	$113,927	$104,066
Noninterest income	9,570	8,269	8,004	27,994	22,210
Total revenue, net of interest expense	47,379	46,981	51,262	141,921	126,276
Credit loss expense	4,992	4,685	4,264	31,410	6,554
Noninterest expense	59,939	28,038	31,442	117,978	81,099
(Loss) income before income tax (benefit) expense	(17,552)	14,258	15,556	(7,467)	38,623
Income tax expense	2,272	2,546	3,256	2,620	8,364
Net (loss) income	$(19,824)	$11,712	$12,300	$(10,087)	$30,259
Diluted (loss) earnings per share	$(1.23)	$0.73	$0.76	$(0.63)	$2.09

Return on average assets	(1.48)%	0.92%	1.06%	(0.27)%	1.00%
Return on average equity	(14.88)%	9.21%	9.92%	(2.60)%	9.37%
Return on average tangible equity(1)	12.56%	13.50%	15.57%	8.58%	13.48%
Efficiency ratio(1)	55.37%	54.80%	50.46%	55.95%	55.45%

(1) Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
COVID-19 UPDATE
Loan Modifications
As of September 30, 2020, COVID-19 pandemic related loan modifications totaled $116.0 million, a decline of 75% from $468.6 million at June 30, 2020. Of those modified loans at September 30, 2020, $41.2 million are in their first deferral period while $74.8 million are in or being processed for a second deferral.
"We have been pleased that the level of deferrals has fallen to 3% of net loans held for investment at the end of the third quarter, and we expect this number to continue to fall as first deferrals expire," stated Mr. Funk.
Small Business Administration ("SBA") Paycheck Protection Program ("PPP") Loans
The SBA PPP program closed on August 8, 2020, and the SBA is no longer accepting PPP applications from participating lenders. At September 30, 2020, the Company had 2,664 PPP loans totaling $331.7 million, including $8.1 million of unamortized net fees. As of September 30, 2020, certain of the Company's PPP loan customers had initiated the loan forgiveness process, but no PPP loans had been submitted to the SBA for forgiveness.
On October 8, 2020, the SBA, in conjunction with the U.S. Department of the Treasury, issued new guidelines regarding a simplified forgiveness program for PPP loans of $50,000 or less. As of September 30, 2020, the Company had 1,579 PPP loans totaling $27.8 million, including unamortized net fees of $0.4 million, that would qualify for the simplified forgiveness program.
INCOME STATEMENT HIGHLIGHTS
Net Interest Income
Net interest income decreased in the third quarter of 2020 to $37.8 million from $38.7 million in the linked quarter, reflecting net interest margin compression and lower loan purchase discount accretion. The tax equivalent net interest margin decreased 24 bps to 3.14% for the third quarter of 2020 from 3.38% in the linked quarter. Interest earning asset and loan yields decreased 34 bps and 20 bps, respectively, from the linked quarter. Approximately 4 bps of the loan yield decrease was attributable to PPP loans. The cost of interest bearing liabilities decreased 11 bps to 0.76% as a 15 bps decline in interest bearing deposit costs to 0.62% was only partially offset by the effects of the Company's recent $65.0 million subordinated debt offering. Loan purchase discount accretion added $1.9 million to net interest income in the third quarter compared to $2.6 million in the linked quarter. Net fee accretion for PPP loans in the third quarter of 2020 was $1.3 million compared to $1.1 million in the linked quarter.
Mr. Funk noted, "Generally, the banking industry's net interest margins have been impacted by the Federal Reserve's zero interest rate policy instituted in response to the COVID-19 pandemic, and we expect this to continue in subsequent quarters."

Noninterest Income
Noninterest income for the third quarter of 2020 increased $1.3 million, or 16%, from the linked quarter. The increase was primarily due to a $1.3 million increase in loan revenue, which was driven by mortgage banking, and a $0.4 million increase in card revenue. These increases were partially offset by a decrease in 'Other' noninterest income of $0.7 million, which was due primarily to a decline of $0.5 million in income received from our commercial loan back-to-back swap program.
"Our Home Mortgage Center continues to work hard to process increased volumes of home mortgage loans, largely driven by low market interest rates. Our staff have been working long hours to serve our customers," noted Mr. Funk.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
Noninterest Income	2020	2020	2019
	(In thousands)
Investment services and trust activities	$2,361	$2,217	$2,339
Service charges and fees	1,491	1,290	2,068
Card revenue	1,600	1,237	1,655
Loan revenue	3,252	1,910	991
Bank-owned life insurance	530	635	514
Investment securities gains, net	106	6	23
Other	230	974	414
Total noninterest income	$9,570	$8,269	$8,004

Noninterest Expense
Noninterest expense for the third quarter of 2020 increased $31.9 million, or 113.8%, from the linked quarter due primarily to a $31.5 million goodwill impairment charge. Excluding the goodwill impairment charge, core noninterest expense increased $0.4 million, due primarily to an increase in compensation and employee benefits of $0.8 million. The increase in compensation and employee benefits reflected a $1.4 million expense benefit from SBA PPP loan origination costs that was recognized in the linked quarter.
"Expense management will continue to be critical to our success as we attempt to combat low margins in future quarters," stated Mr. Funk.
The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
Noninterest Expense	2020	2020	2019
	(In thousands)
Compensation and employee benefits	$16,460	$15,682	$17,426
Occupancy expense of premises, net	2,278	2,253	2,294
Equipment	1,935	2,010	2,181
Legal and professional	1,184	1,382	1,996
Data processing	1,308	1,240	1,234
Marketing	857	910	1,167
Amortization of intangibles	1,631	1,748	2,583
FDIC insurance	470	445	(42)
Communications	428	449	489
Foreclosed assets, net	13	34	265
Other	1,875	1,885	1,849
Total core noninterest expense	$28,439	$28,038	$31,442
Goodwill impairment	31,500	$—	$—
Total noninterest expense	$59,939	$28,038	$31,442

The Company's noninterest expense for the third quarter of 2020 compared to the third quarter of 2019 is impacted by merger-related costs that were incurred in the third quarter of 2019. The following table presents details of merger-related costs for the periods indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
Merger-related Expenses	2020	2020	2019
	(In thousands)
Compensation and employee benefits	$—	$—	$1,584
Equipment	—	7	—
Legal and professional	—	—	163
Data processing	—	—	567
Other	—	—	233
Total merger-related costs	$—	$7	$2,547

Income Taxes
The effective income tax rate was (12.9)% in the third quarter of 2020 compared to 17.9% in the linked quarter. Excluding non-deductible goodwill impairment, the effective income tax rate in the third quarter of 2020 was 16.3%, reflecting benefits related to tax-exempt interest and renewable energy tax credits. Excluding the non-deductible goodwill impairment, the effective tax rate for the full year 2020 is currently expected to be in the range of 14-16%.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or For the Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
	(Dollars in millions, except per share amounts)
Ending Balance Sheet
Total assets	$5,330.7	$5,231.0	$4,648.3
Loans held for investment, net of unearned income	3,537.4	3,597.0	3,524.7
Total securities held for investment	1,366.3	1,187.5	693.6
Total deposits	4,333.6	4,265.4	3,709.7
Average Balance Sheet
Average total assets	$5,311.4	$5,098.8	$4,620.5
Average total loans	3,576.6	3,633.7	3,526.1
Average total deposits	4,317.2	4,165.6	3,692.5
Funding and Liquidity
Short-term borrowings	$183.9	$162.2	$155.1
Long-term debt	245.5	190.0	244.7
Loans to deposits ratio	81.63%	84.33%	95.01%
Equity
Total shareholders' equity	$499.1	$520.8	$497.9
Equity to assets ratio	9.36%	9.96%	10.71%
Tangible common equity(1)	409.8	398.4	371.0
Tangible common equity ratio(1)	7.82%	7.80%	8.21%
Per Share Data
Book value	$31.00	$32.35	$30.77
Tangible book value(1)	$25.45	$24.74	$22.93
(1) Non-GAAP Measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Loans Held for Investment
Loans held for investment, net of unearned income, decreased $59.6 million, or 2%, to $3.54 billion from June 30, 2020, due primarily to loan pay downs, including pay downs of $8.8 million of PPP loans, and lower line utilization. At September 30, 2020, commercial real estate loans comprised approximately 48% of the loan portfolio. Commercial and industrial loans were the next largest category at 31%, followed by residential real estate loans at 15%, agricultural loans at 4%, and consumer loans at 2% of total loans.

Mr. Funk noted, "We saw sluggish loan demand in the quarter due to borrowers' uncertainty related to COVID-19. Line of credit usage was at 36% as of September 30, 2020 compared to 38% at June 30, 2020 and 47% at September 30, 2019."

The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

	September 30,	June 30,	September 30,
Loans Held for Investment	2020	2020	2019
	(In thousands)
Commercial and industrial	$1,103,102	$1,084,527	$871,192
Agricultural	129,453	140,837	151,984
Commercial real estate
Construction and development	191,423	199,950	296,586
Farmland	152,362	161,897	188,394
Multifamily	235,241	247,403	236,145
Other	1,128,009	1,155,489	1,102,744
Total commercial real estate	1,707,035	1,764,739	1,823,869
Residential real estate
One-to-four family first liens	371,390	377,100	416,194
One-to-four family junior liens	150,180	155,814	176,162
Total residential real estate	521,570	532,914	592,356
Consumer	76,272	74,022	85,327
Loans held for investment, net of unearned income	$3,537,432	$3,597,039	$3,524,728

Credit Loss Expense & Allowance for Credit Losses
The following table shows the activity in the allowance for credit losses for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Allowance for Credit Losses Roll Forward	2020	2020	2019	2020	2019
	(In thousands)
Beginning balance	$55,644	$51,187	$28,691	$29,079	$29,307
Cumulative effect of change in accounting principle - CECL	—	—	—	3,984	—
Charge-offs	(2,188)	(2,103)	(1,635)	(5,788)	(5,178)
Recoveries	347	236	212	882	849
Net charge-offs	(1,841)	(1,867)	(1,423)	(4,906)	(4,329)
Credit loss expense related to loans	4,697	6,324	4,264	30,343	6,554
Ending balance	$58,500	$55,644	$31,532	$58,500	$31,532
Effective January 1, 2020, the Company adopted the Financial Instruments - Credit Losses (CECL) accounting guidance. The adoption of this guidance established a single allowance framework for all financial assets carried at amortized cost and certain off-balance sheet credit exposures. The framework requires that management's estimate reflects credit losses over the full remaining expected life of each credit and considers expected future changes in macroeconomic conditions. The adoption resulted in the recognition on January 1, 2020 of cumulative effect adjustments of $4.0 million related to the allowance for credit losses (ACL) and $3.4 million related to the liability for off-balance sheet credit exposures.
As of September 30, 2020, the ACL was $58.5 million, or 1.65% of loans held for investment, net of unearned income, compared with $55.6 million, or 1.55%, at June 30, 2020. After excluding $331.7 million of net PPP loans, the ACL as a percentage of loans held for investment, net of unearned income increased to 1.82% as of September 30, 2020. The increase in the ACL during the third quarter was attributable to changes in the economic forecast and changes to modeling assumptions.

Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30,	June 30,	September 30,
Deposit Composition	2020	2020	2019
	(In thousands)
Noninterest bearing deposits	$864,504	$867,637	$673,777
Interest checking deposits	1,230,146	1,153,697	924,861
Money market deposits	871,336	811,368	763,661
Savings deposits	486,876	463,262	389,606
Total non-maturity deposits	3,452,862	3,295,964	2,751,905
Time deposits of $250,000 and under	617,229	656,723	685,409
Time deposits over $250,000	263,550	312,748	272,398
Total time deposits	880,779	969,471	957,807
Total deposits	$4,333,641	$4,265,435	$3,709,712

CREDIT QUALITY

	Three Months Ended
	September 30,	June 30,	September 30,
Highlights	2020	2020	2019
	(dollars in thousands)
Credit loss expense related to loans	$4,697	$6,324	$4,264
Net charge-offs	$1,841	$1,867	$1,423
Net charge-off ratio(1)	0.20%	0.21%	0.16%

At period-end
Nonaccrual loans held for investment	$39,071	$41,303	$31,968
Accruing loans contractually past due 90 days or more	2,593	3,238	236
Foreclosed assets, net	724	965	4,366
Total nonperforming assets (2)	$42,388	$45,506	$36,570
Nonperforming assets ratio(3)	1.20%	1.26%	1.04%
Allowance for credit losses	58,500	55,644	31,532
Allowance for credit losses ratio(4)	1.65%	1.55%	0.89%
Adjusted allowance for credit losses ratio(5)	1.82%	1.70%	0.89%

Performing troubled debt restructured loans held for investment	2,355	2,550	4,701

(1) Net charge-off ratio is calculated as annualized net charge-offs divided by average loans held for investment, net of unearned income during the period.
(2) Starting in the second quarter of 2020, performing troubled debt restructured loans held for investment are no longer included in nonperforming assets. Prior period credit quality metrics have been adjusted to exclude these loans.

(3) Nonperforming assets ratio is calculated as total nonperforming assets divided by the sum of loans held for investment, net of unearned income and foreclosed assets, net at the end of the period.
(4) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income at the end of the period.
(5) Non-GAAP Measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

"Monitoring of our loan portfolio remains critical, and we believe our ACL ratio, at 1.65% (1.82% excluding PPP loans), sits in a strong position. We are taking a cautious approach as we build our reserves, in light of the uncertainty related to COVID-19 and its impact on our borrowers," stated Mr. Funk.

CAPITAL
Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) recently issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of CECL. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. This cumulative amount will then be reduced from capital over the subsequent three-year period.
As previously announced, on July 28, 2020, the Company completed a private placement of $65.0 million aggregate principal amount of 5.75% fixed-to-floating rate subordinated notes. The subordinated notes are intended to qualify as Tier 2 capital for regulatory purposes, and the Company is using the net proceeds from the offering for general corporate purposes and to support its organic growth plans, including maintaining its regulatory capital ratios. The following table presents the regulatory capital ratios of the Company and its banking subsidiary as of the dates indicated:

	September 30,	June 30,	September 30,
Regulatory Capital Ratios	2020 (1)	2020	2019
MidWestOne Financial Group, Inc. Consolidated
Common equity tier 1 capital ratio	9.72%	9.48%	8.79%
Tier 1 capital ratio	10.73%	10.48%	9.76%
Total capital ratio	13.56%	11.72%	10.65%
Tier 1 leverage ratio	8.52%	8.72%	9.26%
MidWestOne Bank
Common equity tier 1 capital ratio	11.75%	11.34%	10.26%
Tier 1 capital ratio	11.75%	11.34%	10.26%
Total capital ratio	12.95%	12.47%	11.00%
Tier 1 leverage ratio	9.26%	9.39%	9.72%
(1) Capital ratios for September 30, 2020 are preliminary
CORPORATE UPDATE
Share Repurchase Program
At September 30, 2020, the total amount available under the Company's current share repurchase program was $6.4 million. Subsequent to September 30, 2020, the Company's board of directors authorized resuming repurchases under the Company's share repurchase program. The Company previously announced the temporary suspension of its share repurchase program in light of market conditions associated with the COVID-19 pandemic.
Cash Dividend Announcement
On October 28, 2020, the Company’s board of directors declared a quarterly cash dividend of $0.22 per common share. The dividend is payable December 15, 2020, to shareholders of record at the close of business on December 1, 2020.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, October 30, 2020. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until January 30, 2021, by calling 877-344-7529 and using the replay access code of 10136666. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.
EARNINGS CALL PRESENTATION
The Company has prepared presentation materials that management intends to use during its third quarter 2020 conference call on October 30, 2020. These materials have been furnished to the U.S. Securities and Exchange Commission in a Form 8-K concurrently with this press release, and are also available on the Company's website at www.midwestonefinancial.com.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) government intervention in the U.S. financial system in response to the COVID-19 pandemic, including the effects of recent legislative, tax, accounting and regulatory actions and reforms including the Coronavirus Aid, Relief, and Economic Security Act; (3) the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; (4) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (5) the effects of interest rates, including on our net income and the value of our securities portfolio; (6) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (7) fluctuations in the value of our investment securities; (8) governmental monetary and fiscal policies; (9) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR; (10) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (11) the ability to attract and retain key executives and employees experienced in banking and financial services; (12) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (13) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (14) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (15) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (16) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (17) the risks of mergers, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (18) volatility of rate-sensitive deposits; (19) operational risks, including data processing system failures or fraud; (20) asset/liability matching risks and liquidity risks; (21) the costs, effects and outcomes of existing or future litigation; (22) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (23) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (24) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (25) the effects of cyber-attacks; (26) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	December 31,
	2020	2020	2019
	(In thousands)
ASSETS
Cash and due from banks	$71,901	$65,863	$67,174
Interest earning deposits in banks	55,421	45,018	6,112
Federal funds sold	7,540	6,329	198
Total cash and cash equivalents	134,862	117,210	73,484
Debt securities available for sale at fair value	1,366,344	1,187,455	785,977
Loans held for sale	13,096	12,048	5,400
Gross loans held for investment	3,555,969	3,618,675	3,469,236
Unearned income, net	(18,537)	(21,636)	(17,970)
Loans held for investment, net of unearned income	3,537,432	3,597,039	3,451,266
Allowance for credit losses	(58,500)	(55,644)	(29,079)
Total loans held for investment, net	3,478,932	3,541,395	3,422,187
Premises and equipment, net	87,955	88,929	90,723
Goodwill	62,477	93,977	91,918
Other intangible assets, net	26,811	28,443	32,218
Foreclosed assets, net	724	965	3,706
Other assets	159,507	160,541	147,960
Total assets	$5,330,708	$5,230,963	$4,653,573
LIABILITIES
Noninterest bearing deposits	$864,504	$867,637	$662,209
Interest bearing deposits	3,469,137	3,397,798	3,066,446
Total deposits	4,333,641	4,265,435	3,728,655
Short-term borrowings	183,893	162,224	139,349
Long-term debt	245,481	189,973	231,660
Other liabilities	68,612	92,550	44,927
Total liabilities	4,831,627	4,710,182	4,144,591
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581
Additional paid-in capital	299,939	299,542	297,390
Retained earnings	175,017	198,382	201,105
Treasury stock	(12,272)	(12,272)	(10,466)
Accumulated other comprehensive income	19,816	18,548	4,372
Total shareholders' equity	499,081	520,781	508,982
Total liabilities and shareholders' equity	$5,330,708	$5,230,963	$4,653,573

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
	(In thousands, except per share data)
Interest income
Loans, including fees	$38,191	$40,214	$49,169	$120,417	$118,257
Taxable investment securities	4,574	4,646	3,376	12,937	9,592
Tax-exempt investment securities	2,360	1,858	1,401	5,730	4,231
Other	29	40	130	233	335
Total interest income	45,154	46,758	54,076	139,317	132,415
Interest expense
Deposits	5,296	6,409	8,238	19,654	21,676
Short-term borrowings	175	263	522	772	1,479
Long-term debt	1,874	1,374	2,058	4,964	5,194
Total interest expense	7,345	8,046	10,818	25,390	28,349
Net interest income	37,809	38,712	43,258	113,927	104,066
Credit loss expense	4,992	4,685	4,264	31,410	6,554
Net interest income after credit loss expense	32,817	34,027	38,994	82,517	97,512
Noninterest income
Investment services and trust activities	2,361	2,217	2,339	7,114	5,619
Service charges and fees	1,491	1,290	2,068	4,607	5,380
Card revenue	1,600	1,237	1,655	4,202	4,452
Loan revenue	3,252	1,910	991	6,285	2,032
Bank-owned life insurance	530	635	514	1,685	1,376
Insurance commissions	—	—	—	—	734
Investment securities gains, net	106	6	23	154	72
Other	230	974	414	3,947	2,545
Total noninterest income	9,570	8,269	8,004	27,994	22,210
Noninterest expense
Compensation and employee benefits	16,460	15,682	17,426	48,759	46,414
Occupancy expense of premises, net	2,278	2,253	2,294	6,872	6,300
Equipment	1,935	2,010	2,181	5,825	5,466
Legal and professional	1,184	1,382	1,996	4,101	6,252
Data processing	1,308	1,240	1,234	3,902	3,087
Marketing	857	910	1,167	2,829	2,642
Amortization of intangibles	1,631	1,748	2,583	5,407	3,965
FDIC insurance	470	445	(42)	1,363	762
Communications	428	449	489	1,334	1,208
Foreclosed assets, net	13	34	265	185	407
Goodwill impairment	31,500	—	—	31,500	—
Other	1,875	1,885	1,849	5,901	4,596
Total noninterest expense	59,939	28,038	31,442	117,978	81,099
(Loss) income before income tax expense (benefit)	(17,552)	14,258	15,556	(7,467)	38,623
Income tax expense (benefit)	2,272	2,546	3,256	2,620	8,364
Net (loss) income	$(19,824)	$11,712	$12,300	$(10,087)	$30,259

Earnings (loss) per common share
Basic	$(1.23)	$0.73	$0.76	$(0.63)	$2.10
Diluted	$(1.23)	$0.73	$0.76	$(0.63)	$2.09
Weighted average basic common shares outstanding	16,099	16,094	16,201	16,112	14,434
Weighted average diluted common shares outstanding	16,099	16,100	16,215	16,112	14,445
Dividends paid per common share	$0.2200	$0.2200	$0.2025	$0.6600	$0.6075

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
	(In thousands)
ASSETS
Cash and due from banks	$71,901	$65,863	$60,396	$67,174	$79,776
Interest earning deposits in banks	55,421	45,018	58,319	6,112	6,413
Federal funds sold	7,540	6,329	6,830	198	478
Total cash and cash equivalents	134,862	117,210	125,545	73,484	86,667
Debt securities available for sale at fair value	1,366,344	1,187,455	881,859	785,977	503,278
Held to maturity securities at amortized cost	—	—	—	—	190,309
Total securities held for investment	1,366,344	1,187,455	881,859	785,977	693,587
Loans held for sale	13,096	12,048	9,483	5,400	7,906
Gross loans held for investment	3,555,969	3,618,675	3,440,907	3,469,236	3,545,993
Unearned income, net	(18,537)	(21,636)	(15,145)	(17,970)	(21,265)
Loans held for investment, net of unearned income	3,537,432	3,597,039	3,425,762	3,451,266	3,524,728
Allowance for credit losses	(58,500)	(55,644)	(51,187)	(29,079)	(31,532)
Total loans held for investment, net	3,478,932	3,541,395	3,374,575	3,422,187	3,493,196
Premises and equipment, net	87,955	88,929	89,860	90,723	91,190
Goodwill	62,477	93,977	93,977	91,918	93,258
Other intangible assets, net	26,811	28,443	30,190	32,218	33,635
Foreclosed assets, net	724	965	968	3,706	4,366
Other assets	159,507	160,541	157,452	147,960	144,482
Total assets	$5,330,708	$5,230,963	$4,763,909	$4,653,573	$4,648,287
LIABILITIES
Noninterest bearing deposits	$864,504	$867,637	$637,127	$662,209	$673,777
Interest bearing deposits	3,469,137	3,397,798	3,222,717	3,066,446	3,035,935
Total deposits	4,333,641	4,265,435	3,859,844	3,728,655	3,709,712
Short-term borrowings	183,893	162,224	129,489	139,349	155,101
Long-term debt	245,481	189,973	209,874	231,660	244,677
Other liabilities	68,612	92,550	64,138	44,927	40,912
Total liabilities	4,831,627	4,710,182	4,263,345	4,144,591	4,150,402
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	299,939	299,542	299,412	297,390	297,144
Retained earnings	175,017	198,382	190,212	201,105	191,007
Treasury stock	(12,272)	(12,272)	(12,518)	(10,466)	(9,933)
Accumulated other comprehensive income	19,816	18,548	6,877	4,372	3,086
Total shareholders' equity	499,081	520,781	500,564	508,982	497,885
Total liabilities and shareholders' equity	$5,330,708	$5,230,963	$4,763,909	$4,653,573	$4,648,287

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
	(In thousands, except per share data)
Interest income
Loans, including fees	$38,191	$40,214	$42,012	$44,906	$49,169
Taxable investment securities	4,574	4,646	3,717	3,540	3,376
Tax-exempt investment securities	2,360	1,858	1,512	1,465	1,401
Other	29	40	164	115	130
Total interest income	45,154	46,758	47,405	50,026	54,076
Interest expense
Deposits	5,296	6,409	7,949	8,251	8,238
Short-term borrowings	175	263	334	368	522
Long-term debt	1,874	1,374	1,716	1,823	2,058
Total interest expense	7,345	8,046	9,999	10,442	10,818
Net interest income	37,809	38,712	37,406	39,584	43,258
Credit loss expense	4,992	4,685	21,733	604	4,264
Net interest income after credit loss expense	32,817	34,027	15,673	38,980	38,994
Noninterest income
Investment services and trust activities	2,361	2,217	2,536	2,421	2,339
Service charges and fees	1,491	1,290	1,826	2,072	2,068
Card revenue	1,600	1,237	1,365	1,142	1,655
Loan revenue	3,252	1,910	1,123	1,757	991
Bank-owned life insurance	530	635	520	501	514
Investment securities gains, net	106	6	42	18	23
Other	230	974	2,743	1,125	414
Total noninterest income	9,570	8,269	10,155	9,036	8,004
Noninterest expense
Compensation and employee benefits	16,460	15,682	16,617	19,246	17,426
Occupancy expense of premises, net	2,278	2,253	2,341	2,347	2,294
Equipment	1,935	2,010	1,880	2,251	2,181
Legal and professional	1,184	1,382	1,535	1,797	1,996
Data processing	1,308	1,240	1,354	1,492	1,234
Marketing	857	910	1,062	1,147	1,167
Amortization of intangibles	1,631	1,748	2,028	1,941	2,583
FDIC insurance	470	445	448	(72)	(42)
Communications	428	449	457	493	489
Foreclosed assets, net	13	34	138	173	265
Goodwill impairment	31,500	—	—	—	—
Other	1,875	1,885	2,141	5,621	1,849
Total noninterest expense	59,939	28,038	30,001	36,436	31,442
(Loss) income before income tax expense (benefit)	(17,552)	14,258	(4,173)	11,580	15,556
Income tax expense (benefit)	2,272	2,546	(2,198)	(1,791)	3,256
Net (loss) income	$(19,824)	$11,712	$(1,975)	$13,371	$12,300

(Loss) earnings per common share
Basic	$(1.23)	$0.73	$(0.12)	$0.83	$0.76
Diluted	$(1.23)	$0.73	$(0.12)	$0.83	$0.76
Weighted average basic common shares outstanding	16,099	16,094	16,142	16,162	16,201
Weighted average diluted common shares outstanding	16,099	16,100	16,142	16,193	16,215
Dividends paid per common share	$0.2200	$0.2200	$0.2200	$0.2025	$0.2025

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees (1)(2)(3)	$3,576,642	$38,727	4.31%	$3,633,695	$40,721	4.51%	$3,526,149	$49,712	5.59%
Taxable investment securities	864,864	4,574	2.10%	731,699	4,646	2.55%	471,180	3,376	2.84%
Tax-exempt investment securities (2)(4)	405,517	2,968	2.91%	285,758	2,340	3.29%	200,533	1,765	3.49%
Total securities held for investment(2)	1,270,381	7,542	2.36%	1,017,457	6,986	2.76%	671,713	5,141	3.04%
Other	88,152	29	0.13%	67,429	40	0.24%	17,609	130	2.93%
Total interest earning assets(2)	$4,935,175	46,298	3.73%	$4,718,581	47,747	4.07%	$4,215,471	54,983	5.17%
Other assets	376,211			380,266			405,060
Total assets	$5,311,386			$5,098,847			$4,620,531
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,174,033	$1,049	0.36%	$1,091,565	$1,113	0.41%	$877,470	$1,398	0.63%
Money market deposits	847,059	622	0.29%	829,826	885	0.43%	809,264	1,904	0.93%
Savings deposits	473,000	351	0.30%	439,592	365	0.33%	392,298	463	0.47%
Time deposits	931,655	3,274	1.40%	990,797	4,046	1.64%	939,480	4,473	1.89%
Total interest bearing deposits	3,425,747	5,296	0.62%	3,351,780	6,409	0.77%	3,018,512	8,238	1.08%
Short-term borrowings	165,840	175	0.42%	159,157	263	0.66%	139,458	522	1.49%
Long-term debt	231,406	1,874	3.22%	201,240	1,374	2.75%	249,226	2,058	3.28%
Total borrowed funds	397,246	2,049	2.05%	360,397	1,637	1.83%	388,684	2,580	2.63%
Total interest bearing liabilities	$3,822,993	$7,345	0.76%	$3,712,177	$8,046	0.87%	$3,407,196	$10,818	1.26%
Noninterest bearing deposits	891,425			813,794			674,003
Other liabilities	67,111			61,637			47,582
Shareholders’ equity	529,857			511,239			491,750
Total liabilities and shareholders’ equity	$5,311,386			$5,098,847			$4,620,531
Net interest income(2)		$38,953			$39,701			$44,165
Net interest spread(2)			2.97%			3.20%			3.91%
Net interest margin(2)			3.14%			3.38%			4.15%

Total deposits(5)	$4,317,172	$5,296	0.49%	$4,165,574	$6,409	0.62%	$3,692,515	$8,238	0.89%
Cost of funds(6)			0.62%			0.72%			1.05%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $1.1 million, $748 thousand, and $(353) thousand for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively. Loan purchase discount accretion was $1.9 million, $2.6 million, and $7.2 million for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively. Tax equivalent adjustments were $536 thousand, $507 thousand, and $543 thousand for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $608 thousand, $482 thousand, and $364 thousand for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees (1)(2)(3)	$3,548,968	$121,957	4.59%	$3,043,772	$119,519	5.25%
Taxable investment securities	721,266	12,937	2.40%	448,407	9,592	2.86%
Tax-exempt investment securities (2)(4)	305,514	7,215	3.15%	201,908	5,331	3.53%
Total securities held for investment(2)	1,026,780	20,152	2.62%	650,315	14,923	3.07%
Other	70,983	233	0.44%	18,951	335	2.36%
Total interest earning assets(2)	$4,646,731	142,342	4.09%	$3,713,038	134,777	4.85%
Other assets	380,961			341,693
Total assets	$5,027,692			$4,054,731
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,052,816	$3,477	0.44%	$766,343	$3,329	0.58%
Money market deposits	814,669	3,152	0.52%	760,115	5,729	1.01%
Savings deposits	435,612	1,107	0.34%	309,270	703	0.30%
Time deposits	973,044	11,918	1.64%	847,077	11,915	1.88%
Total interest bearing deposits	3,276,141	19,654	0.80%	2,682,805	21,676	1.08%
Short-term borrowings	149,041	772	0.69%	124,433	1,479	1.59%
Long-term debt	219,455	4,964	3.02%	219,553	5,194	3.16%
Total borrowed funds	368,496	5,736	2.08%	343,986	6,673	2.59%
Total interest bearing liabilities	$3,644,637	$25,390	0.93%	$3,026,791	$28,349	1.25%
Noninterest bearing deposits	805,641			557,708
Other liabilities	58,618			38,325
Shareholders’ equity	518,796			431,907
Total liabilities and shareholders’ equity	$5,027,692			$4,054,731
Net interest income(2)		$116,952			$106,428
Net interest spread(2)			3.16%			3.60%
Net interest margin(2)			3.36%			3.83%

Total deposits(5)	$4,081,782	$19,654	0.64%	$3,240,513	$21,676	0.89%
Cost of funds(6)			0.76%			1.06%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $1.8 million and $(670) thousand for the nine months ended September 30, 2020 and September 30, 2019, respectively. Loan purchase discount accretion was $7.6 million and $10.0 million for the nine months ended September 30, 2020 and September 30, 2019, respectively. Tax equivalent adjustments were $1.5 million and $1.3 million for the nine months ended September 30, 2020 and September 30, 2019, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $1.5 million and $1.1 million for the nine months ended September 30, 2020 and September 30, 2019, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), efficiency ratio, core earnings, and adjusted allowance for credit losses ratio. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value	September 30,	June 30,	March 31,	December 31,	September 30,
per Share/Tangible Common Equity Ratio	2020	2020	2020	2019	2019
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$499,081	$520,781	$500,564	$508,982	$497,885
Intangible assets, net	(89,288)	(122,420)	(124,167)	(124,136)	(126,893)
Tangible common equity	$409,793	$398,361	$376,397	$384,846	$370,992

Total assets	$5,330,708	$5,230,963	$4,763,909	$4,653,573	$4,648,287
Intangible assets, net	(89,288)	(122,420)	(124,167)	(124,136)	(126,893)
Tangible assets	$5,241,420	$5,108,543	$4,639,742	$4,529,437	$4,521,394

Book value per share	$31.00	$32.35	$31.11	$31.49	$30.77
Tangible book value per share(1)	$25.45	$24.74	$23.39	$23.81	$22.93
Shares outstanding	16,099,324	16,099,324	16,089,782	16,162,176	16,179,734

Equity to assets ratio	9.36%	9.96%	10.51%	10.94%	10.71%
Tangible common equity ratio(2)	7.82%	7.80%	8.11%	8.50%	8.21%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Return on Average Tangible Equity	2020	2020	2019	2020	2019
	(Dollars in thousands)
Net (loss) income	$(19,824)	$11,712	$12,300	$(10,087)	$30,259
Intangible amortization, net of tax(1)	1,223	1,311	1,937	4,055	2,974
Goodwill impairment	31,500	—	—	31,500	—
Tangible net income	$12,899	$13,023	$14,237	$25,468	$33,233

Average shareholders’ equity	$529,857	$511,239	$491,750	$518,796	$431,907
Average intangible assets, net	(121,306)	(123,313)	(128,963)	(122,518)	(102,224)
Average tangible equity	$408,551	$387,926	$362,787	$396,278	$329,683

Return on average equity	(14.88)%	9.21%	9.92%	(2.60)%	9.37%
Return on average tangible equity(2)	12.56%	13.50%	15.57%	8.58%	13.48%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

	Three Months Ended			Nine Months Ended
Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
	(Dollars in thousands)
Net interest income	$37,809	$38,712	$43,258	$113,927	$104,066
Tax equivalent adjustments:
Loans(1)	536	507	543	1,540	1,262
Securities(1)	608	482	364	1,485	1,100
Net interest income, tax equivalent	$38,953	$39,701	$44,165	$116,952	$106,428
Loan purchase discount accretion	(1,923)	(2,610)	(7,207)	(7,556)	(10,040)
Core net interest income	$37,030	$37,091	$36,958	$109,396	$96,388

Net interest margin	3.05%	3.30%	4.07%	3.27%	3.75%
Net interest margin, tax equivalent(2)	3.14%	3.38%	4.15%	3.36%	3.83%
Core net interest margin(3)	2.99%	3.16%	3.48%	3.14%	3.47%
Average interest earning assets	$4,935,175	$4,718,581	$4,215,471	$4,646,731	$3,713,038
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Loan Yield, Tax Equivalent	2020	2020	2019	2020	2019
	(Dollars in thousands)
Loan interest income, including fees	$38,191	$40,214	$49,169	$120,417	$118,257
Tax equivalent adjustment(1)	536	507	543	1,540	1,262
Tax equivalent loan interest income	$38,727	$40,721	$49,712	$121,957	$119,519
Loan purchase discount accretion	(1,923)	(2,610)	(7,207)	(7,556)	(10,040)
Core loan interest income	$36,804	$38,111	$42,505	$114,401	$109,479

Yield on loans	4.25%	4.45%	5.53%	4.53%	5.19%
Yield on loans, tax equivalent(2)	4.31%	4.51%	5.59%	4.59%	5.25%
Core yield on loans(3)	4.09%	4.22%	4.78%	4.31%	4.81%
Average loans	$3,576,642	$3,633,695	$3,526,149	$3,548,968	$3,043,772
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Efficiency Ratio	2020	2020	2019	2020	2019
	(Dollars in thousands)
Total noninterest expense	$59,939	$28,038	$31,442	$117,978	$81,099
Amortization of intangibles	(1,631)	(1,748)	(2,583)	(5,407)	(3,965)
Merger-related expenses	—	(7)	(2,547)	(61)	(5,848)
Goodwill impairment	(31,500)	—	—	(31,500)	—
Noninterest expense used for efficiency ratio	$26,808	$26,283	$26,312	$81,010	$71,286

Net interest income, tax equivalent(1)	$38,953	$39,701	$44,165	$116,952	$106,428
Noninterest income	9,570	8,269	8,004	27,994	22,210
Investment securities gains, net	(106)	(6)	(23)	(154)	(72)
Net revenues used for efficiency ratio	$48,417	$47,964	$52,146	$144,792	$128,566

Efficiency ratio	55.37%	54.80%	50.46%	55.95%	55.45%
(1) The federal statutory tax rate utilized was 21%.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Core Earnings	2020	2020	2019	2020	2019
	(Dollars in thousands, except per share data)
Net (loss) income	$(19,824)	$11,712	$12,300	$(10,087)	$30,259
Goodwill impairment	31,500	—	—	31,500	—
Core earnings	$11,676	$11,712	$12,300	$21,413	$30,259

Weighted average diluted common shares outstanding	16,099	16,100	16,215	16,112	14,445

Earnings (loss) per common share
Earnings per common share - diluted	$(1.23)	$0.73	$0.76	$(0.63)	$2.09
Core earnings per common share - diluted (1)	$0.73	$0.73	$0.76	$1.33	$2.09
(1) Core earnings divided by weighted average diluted common shares outstanding

	September 30,	June 30,	September 30,
Adjusted Allowance for Credit Losses Ratio	2020	2020	2019
	(Dollars in thousands)
Loans held for investment, net of unearned income	$3,537,432	$3,597,039	$3,524,728
PPP loans	331,703	327,648	—
Adjusted loans held for investment, net of unearned income	$3,205,729	$3,269,391	$3,524,728
Allowance for credit losses	$58,500	$55,644	$31,532

Allowance for credit losses ratio	1.65%	1.55%	0.89%
Adjusted allowance for credit losses ratio(1)	1.82%	1.70%	0.89%
(1) Allowance for credit losses divided by adjusted loans held for investment, net of unearned income.

Contact:
Charles N. Funk	Barry S. Ray
Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800